Exhibit 4.14
FIRST SOLAR HOLDINGS, LLC
2003 UNIT OPTION PLAN
     1. Purpose. The purpose of this 2003 Unit Option Plan (the “Plan”) is to promote the interests of First Solar Holdings, LLC, a Delaware limited liability company (the “Company”), and its members by providing personnel of the Company and any parent or subsidiaries thereof, and any other individuals and entities who provide services to the Company or any parent or subsidiaries thereof in the capacity of non-employee Managers (as hereafter defined), or advisors, consultants or vendors, with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability. This Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”) and, unless and until Units (as hereafter defined) are publicly traded, the issuance of options for Units pursuant to this Plan and the issuance of Units pursuant to such options is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701, except to the extent that the Company relies upon Regulation D under the Securities Act for sales to “accredited investors” (as defined in Rule 501(a) of Regulation D).
     2. Administration.
          (a) General. This Plan shall be administered by a committee of one or more managers of the Company (the “Committee”) appointed by the Company’s Board of Managers (the “Board”) and such appointed Committee shall serve at the pleasure of the Board. If the Board has not appointed a committee to administer this Plan, then the Board shall constitute the Committee. The Committee shall have the exclusive power, subject to the limitations contained in this Plan, (i) to determine the purchase price of the Units covered by each option, (ii) to determine the persons or entities to whom and the time or times at which such options shall be granted and the number of Units (which may be whole or fractional Units) to be subject to each option, (iii) to determine the terms of exercise of each option, (iv) to accelerate the time at which all or any part of an option may be exercised, (v) to amend or modify the terms of any option with the consent of the optionee, (vi) to interpret this Plan, (vii) to determine the terms and provisions of each Option Agreement (as hereafter defined) under this Plan, and (viii) to make all other determinations necessary or advisable for the administration of this Plan, subject to the exclusive authority of the Board under paragraph 18 below to amend or terminate this Plan. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee; provided, however, that if the Board is acting as the Committee, any act taken by the Board shall be as set forth in the Company’s LLC Agreement (as hereafter defined). Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan, or the rights and obligations arising under this Plan or any option granted hereunder, unless disapproved by the Board, shall be final, conclusive and binding upon all persons, including, without limitation, the Company, its Members (as defined in the LLC Agreement (as defined below)), optionees and all persons deriving their rights from an optionee.
          (b) Exculpation; Indemnification. To the fullest extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action, omission or determination taken or made in good faith with respect to this Plan or any option granted hereunder and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to defense and indemnification by the Company against and from any claim or loss incurred by such member or person by reason of any such actions, omissions and determinations. The Company shall advance the costs of defense subject to any agreements the Company believes are appropriate for repayment if the member or other person is found not to have acted in good faith. This subparagraph 2(b) shall survive any termination of this Plan.
          (c) Delegation of Authority. To the extent permitted by law, the Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer of the Company for purposes of granting and administering options to any persons; provided, however, that in the case of any delegation of authority to award options, the Committee shall specify the aggregate number of Units as to which the Chief Executive Officer may exercise such authority. To the extent permitted by law, the Chief Executive Officer of the Company may, in turn, delegate all or any portion of the delegated authority to such other officer or officers of the Company as the Chief Executive Officer may determine.
          (d) Committee Composition and Delegation when Company is Public. From and after the time, if any, that the Company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any options granted to persons subject to Section 16 of the Exchange Act shall be granted by the Board or a Committee consisting of at least two or more Non-Employee Managers (as hereafter defined), in accordance with Rule 16b-3 under the Exchange Act, and any options intended to qualify as performance-based compensation within the meaning of Section 162(m) shall be granted by a Committee consisting of two or more Outside Directors, as defined in and in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). From and after the time, if any, that the Company has a class of securities registered under Section 12 of the Exchange Act, any authority delegated to the Chief Executive Officer or another officer of the Company pursuant to subparagraph 2(c) above shall not extend to granting and administering options to persons who are then subject to the reporting requirements of Section 16 of the Exchange Act (a “Section 16 Individual”).
          (e) Action by Board Required for Non-Employee Manager Awards. Notwithstanding subparagraphs 2(a) and 2(c) above, the following actions shall be subject to prior approval by the Board (in which case no further action by the Committee shall be required): (i) any grant of options hereunder to any manager of the Company (a

“Manager”) who is not an employee of the Company or any parent or subsidiary thereof at the time of grant (“Non-Employee Manager Award”); (ii) any action taken by the Company with respect to any Non-Employee Manager Award, including any amendment thereto; (iii) any acceleration of the vesting of any option constituting a Non-Employee Manager Award; (iv) any extension of the time within which any option constituting a Non-Employee Manager Award may be exercised; (v) any determination pursuant to paragraph 8 below relating to the payment of the purchase price of Units subject to an option constituting a Non-Employee Manager Award; or (vi) any action pursuant to paragraph 9 below relating to the payment of withholding taxes, if any, through the use of Units with respect to a Non-Employee Manager Award.
     3. Units. The Units (as defined below) that may be made subject to options granted under this Plan (or any equity securities of the Company issued in exchange or substitution therefor) shall be authorized and unissued Units of the Company (as defined in the Company’s Second Amended and Restated Limited Liability Company Agreement dated as of December 1, 2003 (the “LLC Agreement”)) (“Units,” and each individually a “Unit”). The number of Units issuable under this Plan shall not exceed 1,411,765 Units in the aggregate, subject to adjustment as provided in paragraph 14 below, except that, if any option lapses, terminates or is forfeited for any reason before such option has been completely exercised, the Units covered by the unexercised portion of such option may again be made subject to options granted under this Plan. Similarly, if any Units issued pursuant to an option granted under this Plan, whether issued before or after termination of employment, and any equity securities issued with respect to the Units by way of unit or stock dividend or unit or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Units (“Issued Units”) are repurchased by the Company, such Units shall again be available under this Plan for reissuance as options. An option may be exercisable for a fraction of a Unit.
     4. Eligible Participants. Options under this Plan may be granted to (a) any employee of the Company, or any parent or subsidiary thereof, including any officers, managers or directors thereof, (b) any Manager of the Company who is not an employee of the Company or any parent or subsidiary thereof, (c) other individuals or entities who are not employees but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor, consultant or vendor, and (d) any individual or entity that the Company desires to induce to become an employee, advisor, consultant or vendor, but in the case of this clause (d) any such grant shall be contingent upon such individual or entity becoming employed by the Company or a parent or subsidiary thereof. References herein to “employment”, “employed” and similar terms (except “employee”) shall include the providing of services in the capacity of an advisor, consultant or vendor, or as a Manager. The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as “Eligible Participants.” If a parent or subsidiary of the Company is spun off, divested or otherwise ceases to be a parent or subsidiary of the Company, the employment of all optionees who are employees, advisors, consultants, vendors or managers (or directors if a corporation) of such parent or subsidiary shall be deemed terminated. No employee, Manager, advisor, consultant or vendor of the Company shall have a right to be selected as an optionee or, having been so selected, to be selected again as an optionee.

     5. Terms and Conditions of Options.
          (a) Granting of Options. Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to such Eligible Participants as the Committee may determine options to purchase such number of Units on such terms and conditions as the Committee may determine, which shall be as set forth in the applicable Option Agreement. In determining the Eligible Participants to whom options shall be granted and the number of Units to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option, subject to any determination by the Board under subparagraph 8(d) below. No option to be issued under this Plan shall be an “incentive stock option” (as that term is defined in Section 422 of the Code or any amendment thereto). All options to be issued under this Plan shall be nonqualified options (i.e., options that are not intended to be incentive stock options).
          (b) Option Price. The purchase price of each Unit subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee and need not reflect the fair market value, or any specified percentage of the fair market value, of a Unit. The Committee may, in its sole discretion, reduce the purchase price of any Unit under an option.
          (c) Vesting. Each Option Agreement shall specify when each option granted under this Plan shall become vested and exercisable with respect to the Units covered by the option. At the discretion of the Committee exercised at the time of the grant, options may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, and/or (iii) the achievement by the Company of certain performance goals. Notwithstanding the provisions of any Option Agreement, the Committee may, in its sole discretion, accelerate at any time the vesting of any option granted under this Plan and declare at any time that any option granted under this Plan shall be immediately exercisable, in each case in whole or in part, and in connection with such acceleration provide that such option shall be terminated if not exercised by a date determined by the Committee.
          (d) Termination. Except to the extent expressly provided in any Option Agreement, each option granted pursuant to this paragraph 5 shall expire, and all rights to purchase Units thereunder shall terminate, on the earliest of:
     (i) ten years after the date such option is granted or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted or thereafter agreed upon with the optionee in writing;
     (ii) the expiration of the period after the termination of the optionee’s employment within which the option is exercisable as specified in subparagraph 10(b) or 10(d), whichever is applicable (provided that the Committee may, in any Option Agreement or by Committee action with respect to any outstanding option, extend the periods specified in subparagraph 10(b) or 10(d));
     (iii) upon termination of an optionee’s employment by the Company or a parent or subsidiary thereof for Cause (as hereafter defined) or if it is determined by the Company within ten days after termination of the optionee’s employment by the optionee, such as the optionee’s resignation, that Cause existed for termination by the Company or parent or subsidiary thereof; or
     (iv) the date, if any, fixed for cancellation pursuant to paragraph 13 below.
          (e) Rescission. If any option is exercised and before the issuance of the Units (and, if applicable, certificate representing the Units) so purchased it is determined that Cause for termination by the Company or parent or subsidiary thereof existed, then the Company may rescind the option exercise by the optionee and the option shall terminate at the election of the Company.
     6. Option Agreements. All options granted under this Plan shall be evidenced by a written agreement (each an “Option Agreement”) in such form or forms and with such terms and conditions as the Committee may from time to time determine. Such option shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in the Option Agreement. The provisions of the various Option Agreements need not be identical.
     7. Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a Unit at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing or last sale price of a Unit on the date immediately preceding such date or, if no sale of Units shall have occurred on that date, on the next preceding day on which a sale of Units occurred, on the Composite Tape for listed shares on the New York Stock Exchange, American Stock Exchange or other recognized national securities exchange (a “National Exchange”) or, if Units are not quoted on a National Exchange, on the Nasdaq National Market or any similar system then in use or, if Units are not included in the Nasdaq National Market or any similar system then in use, on the Nasdaq SmallCap Market or any similar system then in use; provided, however, that if the Units in question are not quoted on any such system, Fair Market Value shall be what the Committee reasonably determines to be the fair market value of a Unit as of the date in question after taking such action and considering such factors as the Committee deems necessary or advisable to make such determination. Notwithstanding anything stated in this paragraph 7, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question. The Committee may provide in any Option Agreement different methods of determining the value of the Units in such circumstances as the Committee deems appropriate.
     8. Manager of Exercise of Options.
          (a) General. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Chief Executive Officer and President, of written notice of exercise, specifying the number of Units with respect to which the option is being exercised and payment of the purchase price of the Units and signed by the person or persons so exercising the option. If the person exercising the option is not the optionee, he or she shall also send with the notice appropriate proof of his or her right to exercise the Option. The granting of an option to a person (or subsequent transfer to any person) shall not give such person any rights as a Member or other equity holder of the Company except as to Units ultimately issued to such person and until the valid exercise of an option and issuance of Units by the Company pursuant to such option, including, without limitation, with respect to the allocation of net income or net loss or any distribution with respect to Units.
          (b) Payment. The consideration to be paid for the Units shall be paid in cash or, at the optionee’s option, any of the following means: (i) delivery to the Company of unencumbered Units having an aggregate Fair Market Value on the date of exercise equal to the exercise price for the total number of Units as to which the option is exercised, unless the Units have been registered pursuant to an effective registration statement under the Securities Act at the time of exercise; (ii) authorization of the Company to retain from the total number of Units as to which the option is exercised that number of Units having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Units as to which the option is exercised, unless the Units have been registered pursuant to an effective registration statement under the Securities Act at the time of exercise; (iii) any combination of the methods of payments described above; or (iv) any other consideration and method of payment for the issuance of Units as set forth in the applicable Option Agreement to the extent permitted under applicable law. Notwithstanding the foregoing, no person shall be permitted to pay any portion of the purchase price with Units, or by authorizing the Company to retain Units upon exercise of the option, if the Committee, in its sole discretion, determines that payment in such manner is undesirable for the Company due to tax, accounting or legal reasons. The purchase price of the Units with respect to which an option is being exercised shall be payable in full at the time of exercise; provided, however, that, to the extent permitted by law, the LLC Agreement, this Plan and the applicable Option Agreement, the holder of an option may simultaneously exercise an option and sell all or a portion of the Units thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Units.
          (c) Joinder to LLC Agreement. As a condition to the exercise of any option granted under this Plan and the issuance of any Units upon such exercise, the holder of an option must duly execute and deliver to the Company a Joinder to the LLC Agreement in the form attached to the LLC Agreement.
          (d) Effectiveness of Exercise. Notwithstanding anything contained herein or in any Option Agreement to the contrary, the effective date of any exercise of any option granted under this Plan shall be determined by the Board; provided, however, that if all other requirements in this paragraph 8 have been satisfied by the person exercising such option, in no event shall any such effective date be (i) any earlier than the last day of the Company’s most recent fiscal quarter which ended before the date the person exercising such option gives notice of the exercise of such Option (the “Notice of Exercise Date”) or (ii) any later than the last day of the Company’s fiscal quarter during which the applicable Notice of Exercise Date occurs.
          (e) No Rights as a Member or Assignee. An optionee, or any transferee or other holder of an option, shall have no rights as a Member or an assignee under the LLC Agreement with respect to any Units under any option granted under this Plan until (i) such person complies with all requirements of this paragraph 8 and (ii) such person has satisfied all other requirements imposed on Members or assignees by applicable law, the LLC Agreement or any other agreement among the Company’s Members.
     9. Tax Withholding. Delivery of Units upon exercise of any option granted under this Plan, and disposition of any Issued Units, shall be subject to any required withholding taxes. A person exercising an option, or disposing of Issued Units, may, as a condition precedent to receiving or disposing of the Issued Units, be required to pay the Company a cash amount equal to the amount of any required withholding taxes. The amount of such withholding shall be determined by the Company’s treasurer or other appropriate officer. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the individual exercising an option or disposing of Issued Units to cover all or any part of the required withholdings, and any additional withholdings up to the amount needed to cover the individual’s full FICA and federal, state, local and foreign income tax liability with respect to income arising from the exercise of the option or disposition of Issued Units, through the delivery to the Company of unencumbered Issued Units, through a reduction in the number of Issued Units delivered to the person exercising the option or through a subsequent return to the Company of Issued Units delivered to the person exercising the option (in each case, such Issued Units having an aggregate Fair Market Value on the date of exercise or disposition equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Issued Units). If the treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any option or disposition of Issued Units, but subsequently it is determined that the exercise or disposition resulted in taxable income as to which withholding is required (as a result of a disposition of Units or shares or otherwise), the person exercising the option or disposing of Issued Units shall promptly, upon being notified of the withholding requirement, pay to the Company, by means acceptable to the Company, the amount required to be withheld. The Company has the right, to the extent permitted by law, to deduct the amount of any withholding tax from any amount otherwise payable to any optionee.
     10. Exercise; Transferability and Termination of Employment.
          (a) Exercise; Transferability. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan. No option granted under this Plan shall be assignable or transferable (whether by sale, pledge, encumbrance, transfer or other disposal (including, without limitation, a transfer by gift) and whether voluntarily, by operation of law or otherwise) by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any option held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such option immediately before its transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of this Plan and the applicable Option Agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, Disability or termination of employment of an optionee, the references to “optionee” shall mean the original grantee of an option and not any transferee.
          (b) Termination of Employment During Lifetime. During the lifetime of an optionee who is an employee, advisor, consultant, vendor or Manager of the Company or any parent or subsidiary thereof at the time of grant of an option, an option granted to such optionee may be exercised only while the optionee is employed by the Company or by a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that, unless terminated sooner due to another provision of this Plan:
     (i) unless an Option Agreement provides otherwise (in which case the Option Agreement shall control) and except as permitted by subparagraph 10(d) below, an option shall continue to be exercisable for 180 days after termination of the optionee’s employment for any reason other than Cause (including as a result of death or Disability) but only to the extent that the option was exercisable immediately before such optionee’s termination of employment; and
     (ii) as to any optionee whose termination occurs following a declaration pursuant to paragraph 13, an option may be exercised at any time permitted by such declaration.
          (c) Certain Definitions. For purposes of this Plan, the following definitions shall apply:
     (i) “Cause” means: (A) willful and material misconduct during the course of optionee’s employment (including, without limitation,

violation of the Company’s (or its parent’s or subsidiaries’) compliance policies and procedures, fraud, embezzlement or theft against the Company or any parent or subsidiaries thereof); (B) conviction of the optionee of, or the entry of a pleading of guilty or nolo contendere by the optionee to, any felony or any crime involving theft, dishonesty or moral turpitude; (C) unlawful conduct or gross misconduct that is willful and deliberate on optionee’s part and that, in either event, is materially injurious to the Company or any parent or subsidiaries thereof; (D) willful violation of specific and lawful instructions from the Board or the Company’s Chief Executive Officer that are reasonably related to the optionee’s employment by the Company or any parent or subsidiaries thereof; (E) gross neglect of optionee’s duties and responsibilities as an officer, Manager or employee of the Company or any parent or subsidiaries thereof where such gross neglect is not cured by optionee or is not capable of being cured by optionee within 15 days after written notice of such gross neglect is delivered to optionee; (F) breach of the optionee’s written employment agreement (if any) in any materia1 respect where such breach is not cured by optionee or is not capable of being cured by optionee within 15 days after written notice of such breach is delivered to optionee by the Company; (G) prolonged or frequent unexcused absences from work other than due to a Disability; or (H) material breach by optionee of the terms of any non-competition, non-solicitation, invention assignment, confidentiality, consulting or services agreement, or other agreement between the Company or any parent or subsidiaries thereof and optionee governing the employment or other business relationship between the Company or any parent or subsidiaries thereof and optionee; provided, however, that if at any time the optionee is party to a written employment agreement with the Company or any parent or subsidiary thereof, “Cause” shall mean anything constituting “Cause” for termination under such employment agreement.
     (ii) “Disability” or “Disabled” means: (A) the meaning of “disability” or “disabled” as set forth in optionee’s then applicable written employment agreement, if any; (B) if no such agreement or definition exists, as defined as a condition that permits the optionee to receive full benefits under the Company’s (or any parent’s or subsidiaries’) long term disability plan; or (C) if optionee is not eligible to participate in such plan, as defined as the inability of optionee to perform on a full-time basis the duties and responsibilities of his or her employment with the Company or any parent or subsidiaries thereof by reason of his or her illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 120 days or more during any 360-day period. A period of inability shall be “uninterrupted” unless and until optionee returns to full-time work for a continuous period of at least 30 days
          (d) Termination Upon Death. Unless the relevant Option Agreement provides to the contrary (in which case the Option Agreement shall control), if an optionee shall die while employed by the Company or any parent or subsidiaries thereof, or within 60 days after termination of employment for any reason other than Cause, and such optionee shall not have fully exercised the option, the option may be exercised at any time within 180 days following optionee’s death by the optionee’s personal representative or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the full number of Units the optionee was entitled to purchase under the option on the date of death (or termination of employment, if earlier) subject to the condition that no option shall be exercisable after the expiration of the term of the option. The optionee’s personal representative or any person or persons to whom the option was transferred by will or the applicable laws of descent and distribution shall only have the rights of an assignee under the LLC Agreement and not as a Member of the Company, except as specifically provided by the LLC Agreement.
          (e) No Accelerated Vesting Upon Termination of Employment. Unless the relevant Option Agreement provides to the contrary (in which case the Option Agreement shall control), if an optionee’s employment is terminated (whether for Cause or without Cause, or due to death or Disability (as defined in subparagraph 10(c)), the vesting of any options shall not accelerate and any option granted to such optionee that was not previously vested and exercisable shall be cancelled immediately and all rights to purchase Units thereunder shall terminate.
          (f) Transfers and Leaves of Absence. Neither the transfer of employment of a person to whom an option is granted between any combination of the Company, a parent or subsidiary thereof, nor a leave of absence granted to such person and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms “parent” or “parent company” and “subsidiary” as used in this Plan shall have the meaning ascribed to “parent corporation” and “subsidiary corporation”, respectively, in Sections 424(e) and (f) of the Code. For purposes of this Plan, a change in status between different classes of Eligible Participants, such as a change in status from an employee to a consultant or from a consultant to an employee, shall not be deemed a termination of employment for purposes of this Plan. Any Option Agreement or any rules and regulations relating to this Plan may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates. Any such rules and regulations with reference to any Option Agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder.
          (g) Right to Terminate Employment. Nothing contained in this Plan, or in any option or Option Agreement granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such optionee’s employment at any time, with or without Cause.
          (h) Limitation on Exercise. In no event shall any option be exercisable (i) at any time after its expiration date, (ii) to the extent such option is subject to vesting pursuant to the terms of such optionee’s Option Agreement, (iii) unless optionee has been continuously employed by the Company or any parent or subsidiary thereof from the date such option was granted until optionee exercises the option (other than any exercise following the termination of optionee’s employment as contemplated by subparagraphs 10(b) and 10(d)), (iv) unless optionee has executed and delivered to the Company a Joinder to the LLC Agreement in accordance with paragraph 8(c), and (v) unless either a registration statement covering the Units for which such option may be exercised shall have become effective under the Securities Act and all applicable state securities laws, or the Committee shall have determined to its reasonable satisfaction that the issuance of Units upon the exercise of such option is exempt from registration under the Securities Act and all applicable state securities laws. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.
     11. Company Right to Repurchase Issued Units upon Termination of Employment; Restrictions on Transfer; Other Provisions. The Committee may, in any Option Agreement, provide for terms and conditions regarding the right of the Company to repurchase Issued Units upon the termination of employment for any reason of any optionee, regarding restrictions on transfer of Issued Units and any other provisions not inconsistent with this Plan as determined by the Committee.
     12. Legend. If the Company at any time determines to issue certificates representing Issued Units, such certificates representing Issued Units shall be endorsed as follows:
“The securities represented by this certificate and any transfer thereof are subject to the terms of that certain First Solar Holdings, LLC 2003 Unit Option Plan and an Option Agreement between the original holder of this certificate and First Solar Holdings, LLC, copies of which may be obtained free of charge by contacting First Solar Holdings, LLC.”
     13. Consequences of an Event. Upon (a) the occurrence of a Change of Control (as hereafter defined) or (b) the dissolution or liquidation of the Company (the actual effective date of any such circumstance being herein called an “Event”), the Committee may, but shall not be obligated to, either:
     (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate common stock or other equity interest if such entity is not a corporation (the “Survivor’s Stock”) of the corporation or other entity surviving any such merger or consolidation, or, if appropriate, the parent corporation of the Company or such surviving corporation or other entity, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Unit

(as hereafter defined) covered by the option that are vested as of such effective date over (B) the exercise price per Unit of the Units subject to such option that are vested as of such effective date, times (y) the number of Units covered by such option that are vested as of such effective date; or
     (ii) declare, effective at the time of the Event, and provide written notice to each optionee of the declaration at least 15 days in advance of the Event, that each outstanding option previously granted, whether or not then exercisable, shall be canceled at the effective time of, or immediately before, the Event (unless it shall have been exercised before the occurrence of the Event).
In connection with any declaration pursuant to clause (ii) of this paragraph 13, the Committee may, but shall not be obligated to, cause payment to be made, within 15 days after the Event, in exchange for each canceled option to each holder of an option that is canceled, of cash equal to the amount (if any), for each Unit covered by the canceled option that is vested, by which the Event Proceeds per Unit that are vested exceeds the exercise price per Unit that are vested covered by such option; provided, however, that for this purpose, “cash” shall be deemed to be paid when a holder of an option receives a proportionate participation with holders of Units in any escrowed or deferred cash payments relating to the Event. If the Event provides for an earn-out or similar provision, the Committee may, in its sole discretion, elect to estimate the present fair market value of the earn-out or similar right and pay such amount in cash to the holder of an option. In the event of a declaration pursuant to clause (ii) of this paragraph 13, each outstanding option granted pursuant to this Plan that shall not have been exercised before the Event shall be canceled at the time of, or immediately before, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 13.
          Notwithstanding the foregoing provisions of this paragraph 13, no person holding an option shall be entitled to the payment provided in this paragraph 13 if such option shall have expired pursuant to subparagraph 5(d) of this Plan.
          Unless otherwise provided in any Option Agreement, no options shall accelerate as a result of an Event.
     (c) Definitions.
          For purposes of this Plan, the following definitions shall apply:
          “Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, “Affiliate” also includes, without limitation, any members of such individual’s Family Group.
          “Change of Control” means any transaction or series of transactions involving the Company and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire, directly or indirectly, (a) 51% or more of the outstanding equity securities of the Company entitled to vote generally in the election of the Board or otherwise to direct or cause the direction of management or policies of the Company (whether by merger, consolidation, reorganization, recapitalization, sale of the Company’s equity securities, statutory share exchange or otherwise) or (b) all or substantially all of the Company’s assets determined on a consolidated basis. Notwithstanding the foregoing, a Change of Control shall not include any transaction or series of transactions related to an underwritten public offering of the Company’s securities if, after any of such transactions, True North Partners, L.L.C., John T. Walton, their Affiliates, and the successors or assigns of any of the foregoing, collectively own at least 30% of the outstanding equity securities of the Company entitled to vote generally in the election of the Board or otherwise to direct or cause the direction of management or policies of the Company.
          “Event Proceeds per Unit” means the cash plus the fair market value, as determined in good faith by the Board, of the non-cash consideration to be received per Unit by the Members and other equity holders of the Company upon the occurrence of the Event.
          “Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, former spouse and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively “relatives”) or (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person’s relatives.
          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.
          “Independent Third Party” means any Person other than True North Partners, L.L.C., John T. Walton, their Affiliates, or the successors or assigns of any of the foregoing.
     14. Adjustments. In the event of any reorganization, merger, consolidation, conversion to a corporation, recapitalization, liquidation, reclassification, unit or stock dividend or distribution, unit or stock split, combination or exchange of units or shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or capitalization of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Managers or Directors of the surviving company) may, but shall not be obligated to, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to (a) the number and kind of securities subject to and reserved under this Plan (including an adjustment from Units to capital stock in connection with the conversion of the Company to a corporation) and (b) in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof. In the absence of action of the Committee to the contrary, the number of Units issuable under this Plan, and the number of Units and the purchase price of each Unit subject to an outstanding option, shall be automatically adjusted to reflect any forward or reverse split of any equity interests in the Company. The Committee may determine in its sole discretion whether an option entitles any holder of an option to receive a right to purchase securities of any entity spun off from the Company.
     15. Substitute Options. Options may be granted under this Plan from time to time in substitution for, or assumption of, stock options or comparable rights held by employees, advisors, consultants, vendors, managers or directors of other companies who are about to become employees, advisors, consultants, vendors or Managers of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company or any subsidiary thereof, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another company, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another company or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock or other equity interests of another company. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options or comparable rights in substitution for which they are granted.
     16. Compliance With Legal Requirements.
          (a) General. No Units under this Plan shall be issued and, if the Company at any time determines to issue certificates representing Units, no such certificates shall be issued and delivered, unless the issuance of such Units and issuance and delivery of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws and regulations thereunder, the Securities Act and the rules and regulations thereunder, the Exchange Act and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The holder of an option shall have no right to require the Company, and the Company shall have no obligation, to register the issuance or sale of any Units that may be acquired pursuant to exercise of an option granted under this Plan under the Securities Act, or under any other law or regulation. The Company may place legends on any certificates representing Issued Units as may be necessary or appropriate in order to comply with applicable securities laws or agreements to which the Units are subject, including, without limitation, legends restricting the transfer of the Units.

          (b) Rule 16b-3. With respect to Section 16 Individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
          (c) Delivery of Financial Information. The Company will, to the extent necessary to comply with applicable federal or state securities laws, deliver financial statements of the Company and any other required information to an optionee at least annually.
     17. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
     18. Amendment and Termination of Plan. The Board may at any time and for any reason amend, suspend or terminate this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, adversely alter or impair any option previously granted under this Plan. To the extent considered necessary to comply with applicable provisions of the Code or other applicable laws, rules or regulations, any such amendments to this Plan may be made subject to approval by the Members of the Company. If this Plan is terminated, the terms of this Plan shall, notwithstanding such termination, continue to apply to options granted before such termination.
     19. No Limitations. The grant of any option under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge, consolidate or exchange equity interests or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
     20. Term.
          (a) Effective Date. This Plan shall be effective as of December 1, 2003.
          (b) Termination. This Plan shall remain in effect until the latest of: (i) the time that all Units subject to it are distributed; (ii) the time that this Plan is terminated under paragraph 18 above; or (iii) 10 years after the effective date hereof.

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